
                                  MEDJET INC.

                                  EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE


                                                                       Three Months Ended               Nine Months Ended
                                                                    9/30/98          9/30/97         9/30/98           9/30/97
                                                                --------------   --------------   --------------    -------------
NET LOSS PER SHARE

         Loss from Operations applicable
               to Common Stock                                   $    (487,396)   $  (1,540,309)   $  (1,907,303)    $ (1,787,956)
                                                                ==============   ==============   ==============    =============

         Weighted Average Common and
         Equivalent Shares Outstanding                               3,869,004        3,669,785        3,792,659        3,655,783
                                                                --------------   --------------   --------------    -------------

Net Loss Per Share                                               $       (0.13)   $       (0.42)  $        (0.50)   $       (0.49)
                                                                ==============   ==============   ==============    =============


NET LOSS PER SHARE - ASSUMING DILUTION

         Loss from Operations                                    $    (487,396)   $  (1,540,309)   $  (1,907,303)    $ (1,787,956)
                                                                ==============   ==============   ==============    =============

         Weighted Average Common and
         Equivalent Shares Outstanding                               3,869,004        3,669,785        3,792,659        3,655,783
           Add:     Assuming Exercise of Stock Options                  22,380           52,066           39,150           52,066
                    Assuming Exercise of Warrants                       51,674           57,205           55,808           57,205
                                                                --------------   --------------   --------------    -------------

         Weighted Average Common Shares
           Outstanding - As Adjusted                                 3,943,058        3,779,056      3,887,617        3,765,054
                                                                ==============   ==============   ==============    =============

Net Loss Per Share - Assuming Dilution                           $       (0.12)  $        (0.41)  $        (0.49)   $      (0.47)
                                                                ==============   ==============   ==============    =============


NOTE:

The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For 1998, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                     Period Ended September 30, 1998
                                                      Three Months      Nine Months
                                                     ---------------   -------------
       Options assumed exercised                             254,050         398,693

       Proceeds assumed realized                          $1,475,738      $2,448,489

       Shares assumed reacquired:
       - During three months ($1,475,738/$6.37)              231,670
       - During nine months ($2,448,489/$6.81)                               359,543

       Net additional shares assumed outstanding              22,380          39,150

For 1997, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                     Period Ended September 30, 1997
                                                      Three Months      Nine Months
                                                     ---------------   -------------
       Options assumed exercised                             219,863         219,863
       Proceeds assumed realized                          $1,370,902      $1,370,902

       Shares assumed reacquired:
       - During three months ($1,370,902/$8.17)              167,797
       - During nine months ($1,370,902/$8.17)                               167,797

       Net additional shares assumed outstanding              52,066          52,066

(B) - For 1998, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                     Period Ended September 30, 1998
                                                                      Three Months      Nine Months
                                                                     --------------     ------------
          Warrants assumed exercised                                     115,661           115,661

          Proceeds assumed realized                                     $407,600          $407,600

          Shares assumed reacquired:
          - During three months ($407,600/$6.37)                          63,987
          - During nine months ($407,600/$6.81)                                             59,853

          Net additional shares assumed outstanding                       51,674            55,808

For 1997, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                                     Period Ended September 30, 1997
                                                                      Three Months      Nine Months
                                                                     --------------    -------------
          Warrants assumed exercised                                      97,389           97,389

          Proceeds assumed realized                                     $328,300         $328,300

          Shares assumed reacquired:
          - During three months ($328,300/$8.17)                          40,184
          - During nine months ($328,300/$8.17)                                            40,184

          Net additional shares assumed outstanding                       57,205           57,205